United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2005

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15535 (Commission File Number)	13-3115216 (IRS Employer Identification No.)

711-2 Koehler Avenue, Ronkonkoma, NY 11779-7410
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (631) 981-9700

(Former name or former address, if changed since last report.)

Item 7.01.  Regulation FD Disclosure

Item 8.01.  Other Events

On April 15, 2005, Lakeland Industries, Inc. (“Lakeland”) issued a press release that net income increased 37.9% to $5.0 million for fiscal 2005 ended January 31, 2005, compared to $3.6 million for the previous fiscal year 2004. The full text of the release is attached as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2004	LAKELAND INDUSTRIES, INC. By: /s/ Christopher J. Ryan Christopher J. Ryan President /s/Gary Pokrassa Gary Pokrassa Chief Financial Officer

Table of Contents

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of press release issued by Lakeland Industries, Inc., dated April 15, 2005, titled “Lakeland Industries FY 2005 Net Income Increases 37.9%.”